                                                                   Exhibit 10.11
                                                                   -------------

                            PUT EXERCISE AGREEMENT


     PUT EXERCISE AGREEMENT, entered into as of the 6th day of May, 1997, among Prodigy, Inc., a Delaware corporation ("Prodigy"), Carso Global Telecom, S.A. de C.V. ("Carso Global"), and Greg C. Carr ("Mr. Carr").

     WHEREAS, Prodigy, Carso Global and Mr. Carr are parties to a certain Funding Agreement dated as of May 12, 1996, as amended pursuant to the Amendment to Funding Agreement dated as of October 31, 1996 and further amended pursuant to the Amendment No. 2 to Funding Agreement dated as of March 18, 1997 (as so amended, the "Funding Agreement"); and

     WHEREAS, Prodigy, Carso Global and Mr. Carr wish to confirm certain aspects of the put exercises, as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, Prodigy, Carso Global and Mr. Carr hereby agree as follows:

     1.   Stock Put.
          ---------

          1.1  Exercise of Put.  The parties confirm that the stock put was
               ---------------
exercised, effective May 6, 1997, for $6,500,000 with respect to Carso Global and for $1,000,000 with respect to Mr. Carr. Prodigy confirms that it has received the amounts of $6,500,000 and $1,000,000 from Carso Global and Mr. Carr, respectively.

          1.2  HSR Act.
               -------

               (a) Prodigy, Mr. Carr and Carso Global, as promptly as practicable after the date hereof, shall prepare and file all Notification and Report Forms and related material that they are required to file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the exercise of the stock put effected on or about March 18, 1997 and the stock put described in Section 1.1 above, and shall use their respective best efforts to obtain an early termination of the applicable waiting period and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. Prodigy shall pay all applicable filing fees under the HSR Act.

               (b) The proceeds of the exercise of the stock put effected on or about March 18, 1997 and the stock put specified in Section 1.1 above, and the proceeds of any other exercises of the stock put prior to the termination or expiration of the applicable waiting period pursuant to the HSR Act, shall be treated as interest-free loans to Prodigy until the applicable waiting period pursuant to the HSR Act shall have been terminated or expired. Upon the termination or expiration of the applicable waiting period pursuant to the HSR Act, the proceeds of the exercise of the stock put effected on or about March 18, 1997 and the stock put specified in Section 1.1 above, and the proceeds of any other exercises of the stock put prior to the termination or expiration of the applicable waiting period pursuant to the HSR Act, shall automatically convert into Common Stock, and Prodigy shall promptly issue and deliver to Mr. Carr and Carso Global stock certificates representing such shares of Common Stock.

               (c) If the applicable waiting period pursuant to the HSR Act has not terminated or expired on or before the 60th day after Prodigy, Mr. Carr and Carso Global have each filed all Notification and Report Forms and related material required to be filed under the HSR Act, the proceeds of the exercise of the stock put effected on or about March 18, 1997 and the stock put specified in Section 1.1 above, and the proceeds of any other exercises of the stock put prior to the termination or expiration of the applicable waiting period pursuant to the HSR Act, shall automatically convert into the following: (i) with respect to Carso Global, a loan from Carso Global to Prodigy on terms that are identical to the terms of the existing loan of $50,000,000 from Banco Inbursa, S.A. to Prodigy (originally made to International Wireless Incorporated), including without limitation the stock pledges from Mr. Carr and Carso Global (originally from Orient Star Holdings) to secure such loan, except that the amount of the loan shall equal the aggregate amount of stock put exercises with respect to Carso Global which have not been converted into Common Stock and the lender shall be Carso Global, and (ii) with respect to Mr. Carr, a loan to Prodigy in an aggregate amount equal to the stock put exercises with respect to Mr. Carr which have not been converted into Common Stock, which loan shall due and payable on demand.

     2.   Ratification.  Except as modified hereby, the Funding Agreement is
          ------------
hereby ratified and confirmed in all respects.

     3.   Obligations Several.  The obligations of Carso Global and Mr. Carr
          -------------------
hereunder shall be several and not joint and the failure of Carso Global or Mr. Carr to perform its or his obligations hereunder shall not relieve the other from its or his obligations hereunder.

     4.   Entire Agreement.  This Agreement represents the entire understanding
          ----------------
and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may further amend or modify the Funding Agreement by a written instrument executed by all parties.

     5.   Severability.  Any provision of this Agreement which is invalid,
          ------------
illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     6.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware in the United States and all parties hereby consent to the jurisdiction of the courts thereof.

     7.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                              PRODIGY, INC.


                              By: /s/
                                  ------------------------------

                              Title:____________________________

                              CARSO GLOBAL TELECOM, S.A. DE C.V.


                              By: /s/
                                  ------------------------------

                              Title:____________________________


                              GREG C. CARR


                              /s/
                              ----------------------------------
                              Greg C. Carr

                                      -3-